Exhibit 23.5

BECKSTEAD & COMPANY

Board of Directors as Audit Committee

Efactor Group Corp.

425 2nd Street, Suite 100

San Francisco, CA 94107

We hereby consent to the inclusion of our audit report dated February 7, 2014, on the financial statements of ELEQT, Inc. for the year ended December 31, 2013, in the Form S-1/A dated October 15, 2015 by EFactor Group Corp. to be filed with the US Securities and Exchange Commission.

/s/ Beckstead & Company

Beckstead & Company

October 15, 2015

321 Greenleaf Glen Street, Henderson, NV 89014

702-528-1984(office) 855-301-9788(efax)